                                                                   EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-3848 of Regency Bancorp on Form S-8 of our report dated February 4, 1998, appearing in this Annual Report on Form 10-K of Regency Bancorp for the year ended December 31, 1997.



/s/ Deloitte & Touche
--------------------------------
Fresno, California
March 22, 1999